Exhibit 5.1

São Paulo. June 8 / 2026

AZUL S.A.

Avenida Marcos Penteado de Ulhôa Rodrigues, 939

Tamboré, Barueri, SP

06460-040, Brazil

Re.:	Azul S.A. “Shelf” registration of secondary offer to sell common shares, including common shares in the form of American depositary shares

Ladies and Gentlemen:

1.            We are qualified to practice law in the Federative Republic of Brazil (“Brazil”) and have acted as special Brazilian legal counsel to Azul S.A., a corporation (sociedade por ações) organized and existing under the laws of Brazil (the "Company"), in connection with the filing by the Company, under the U.S. Securities Act of 1933 (the “Securities Act”), of a registration statement on Form F-1 (File No. 333-295577) (as amended from time to time, the “Registration Statement”) with the United States Securities and Exchange Commission (the "SEC") as part of a resale registration statement filed with the SEC using a “shelf” registration process for the offering and sale, on a delayed or continuous basis, of up to 372,434,435 common shares (the “Common Shares”), including Common Shares in the form of American depositary shares, each representing two Common Shares (“ADSs”), by the selling shareholders named in the prospectus contained in the Registration Statement, and any amendments and supplements thereto (as so amended and supplemented from time to time, the “Prospectus” and the “Selling Shareholders”, respectively).

2.             We have not undertaken any investigation of the laws of any jurisdiction outside Brazil and this opinion is given solely in respect of Brazilian law as effective on the date hereof, and not in respect of any other law.

3.            This opinion is being furnished to you pursuant to the Registration Statement.

4.            In giving this opinion, we have assumed, without independent investigation or verification of any kind, that all documents submitted to us as facsimile, copies or specimen documents conform to the originals, that all documents submitted to us as originals are authentic, and that all signatures appearing on documents submitted to us as originals, certified copies or copies are genuine. We have further assumed that all documents and information provided to us for purposes of our analysis and review constitute the complete and accurate set of all material documents and information relevant to the matters addressed herein, and that no other material documents or information have been withheld from or omitted to us. Except as expressly stated otherwise herein, we have also assumed that no provision of the laws of any jurisdiction other than Brazil is applicable to or has any implication for the opinions expressed herein. We have also assumed that the Selling Shareholders will, if necessary, authorize the offering and sale of the Common Shares, including Common Shares in the form of ADSs, and will take any other necessary corporate and other action related thereto.

Exhibit 5.1

5.            We express no opinion as to any laws other than the laws of Brazil as in effect on the date of this opinion and we have assumed that there is nothing in any other law that affects our opinion. In particular, we have made no independent investigation of the laws of the State of New York or the Federal Laws of the United States of America, as a basis for the opinions stated herein and do not express or imply any opinion on such laws.

6.            In rendering the opinions expressed herein, we have examined:

(i)              an electronic copy of the Registration Statement filed with the SEC as of the date hereof, pursuant to its filing with the Brazilian Securities Commission (Comissão de Valores Mobiliários) on April 22, 2026, under nr. 024112IPE200420260122265217-82;

(ii)              a copy of the Company's bylaws (estatuto social), as in effect on the date hereof; and

(iii)             such other documents, certificates and information and such matters of law as we have deemed necessary or appropriate in connection with the opinions expressed herein.

7.            Based on the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

(i)	the Company is a corporation (sociedade por ações) duly incorporated and validly existing under the laws of Brazil; and

(ii)	upon the sale of the Common Shares, including Common Shares in the form of ADSs, by the Selling Shareholders, the Common Shares will continue to be legally issued, fully paid and non-assessable.

This opinion is dated as of today and we expressly disclaim any responsibility to advise with respect to any development or circumstance of any kind, including any change of law or fact which may occur after the date of this opinion, even though such development, circumstance or change may affect the legal analysis, legal conclusion or any other matter set forth in or relating to this opinion. Accordingly, you should seek advice of your counsel as to the adequate application of this opinion at such time.

Exhibit 5.1

This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matters in connection with the “shelf” registration process for the secondary sale of the Common Shares, including Common Shares in the form of ADSs, or documents referred to in the Registration Statement and the Prospectus.

In rendering the opinion set forth herein, we note that any conclusion on any particular issue is not a guaranty or prediction of what a court would hold but, rather, sets forth our conclusions as to what would or should be the proper result for a court to reach in a properly presented and decided case in which the facts and assumptions relied on herein are established.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to us under the caption “Validity of Securities” in the Registration Statement and the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion is given solely for the purposes of the “shelf” registration process for the secondary sale of the Common Shares, including Common Shares in the form of ADSs, and for the information of the addressee and its legal advisors.

This opinion may not be relied upon for any other purpose or by any other person, whether natural person, legal entity or government body, nor may it be used for any purpose other than as stated herein, or quoted or referred to in any public document, or in any other way made public, without our prior written consent. This opinion will be governed by and construed in accordance with the laws of Brazil in effect on the date hereof.

Very truly yours,

/s/ Daniel Laudisio

______________________________________

Tozzini, Freire, Teixeira e Silva Advogados

By Daniel Laudisio